Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-123066 filed March 1, 2005) of First Montauk Financial Corp. of our report dated March 18 2004, relating to the consolidated financial statement and financial statement schedule of First Montauk Financial Corp., which appears in its Annual Report on Form 10-K for the year ended December 31, 2005.


/s/ Schneider & Associates, LLP
Jericho, New York
March 31, 2006